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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Espernet.com, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the registration statement.

Our report on the financial statements of NuNet, Inc. dated August 20, 1999, contains an explanatory paragraph that states that NuNet, Inc. has suffered recurring losses from operations and has a working capital deficiency and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our report on the financial statements of Prometheus Information Corporation, Inc. dated August 24, 1999, contains an explanatory paragraph that states that Prometheus Information Corporation Inc.'s current liabilities exceed current assets and it has a stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our report on the financial statements of Midwest Communications, Inc. dated August 20, 1999, except as to Note 13 which is as of September 9, 1999, contains an explanatory paragraph that states that Midwest Communications, Inc. has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our report on the financial statements of The Computer Care Company, Inc. dated August 13, 1999, contains an explanatory paragraph that states that the Computer Care Company, Inc's current liabilities exceed current assets and it has a stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our report on the financial statements of Rapid.Net, Inc. dated August 6, 1999, contains an explanatory paragraph that states that Rapid.Net Inc has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                            /s/ KPMG LLP

                                                            KPMG LLP

New York, New York
September 29, 1999